                                                                    EXHIBIT 3.33

                          CERTIFICATE OF INCORPORATION
                                       OF
                     RARITAN RIVER URBAN RENEWAL CORPORATION

                  The undersigned corporation, to form a corporation pursuant to the provision of the New Jersey Business Corporation Act, hereby certifies:

                  FIRST: The name of the corporation is RARITAN RIVER URBAN RENEWAL CORPORATION.

                  SECOND: The purpose for which the corporation is organized is to operate under the provision of the Urban Renewal Corporation and Association Law of 1961, N.J.S.A. 40:55C-40 et seq. (hereinafter referred to as the "Act"), to initiate and conduct projects for the clearance, replanning, development and redevelopment of blight areas in municipalities and, when so authorized by financial agreement with a municipality pursuant to the Act, to acquire by purchase or lease of not less than 15 years from a public or private owner, plan, develop, construct, alter, maintain or operate housing, business, industrial, commercial, cultural or recreational projects or any combination of any two or more such types of improvement in a single project, under such conditions as to the use, ownership, management and control as shall be, regulated pursuant to the Act.

                  THIRD: The corporation as long as it is obligated under a financial agreement with a municipality made pursuant to the Act shall engage in no business other than the ownership, operation and management of a single project.

                  FOURTH: It is declared that the corporation is being organized to serve a public purpose, that its operations shall be directed toward providing for and making possible the clearance, replanning, development or redevelopment of blighted areas or the acquisition, management and operation of a project under the Act; and it shall be subject to regulation by the municipality in which its project is situated, and to a limitation on profits and dividends for as long as it remains the owner of a project. subject to the provisions of the Act.

                  FIFTH: The corporation shall not voluntarily transfer the project undertaken by it under the terms of the Act, until, it has first removed both itself and the project from all restrictions under the Act in the manner set forth in the Act, except the foregoing restrictions shall not be applied to prevent a transfer of a project to another urban renewal corporation which, with the consent of the municipality in which the project is located, shall assume all the contractual obligations of the transferor of the corporation under its financial agreement with the said municipality.

                  SIXTH: The corporation shall have and may exercise all of the powers conferred by the New Jersey Business Corporation Act as shall be necessary for the operation of the business of the corporation and as shall be consistent with the provisions of the Act, and the corporation shall have and may exercise, also, the powers conferred by the Act, but so long as it shall be operated under the Act, it shall be subject to the restrictions contained in the Act.

                  SEVENTH: The aggregate number of shares which the corporation shall have authority to issue shall be 2,500 shares of common stock, each of which shall have no par value.

                  EIGHTH: The address of the corporation's initial registered office is 28 West State Street, Trenton, New Jersey 08608, and the name of the corporation's initial registered agent at such address is The Corporation Trust Company.

                  NINTH: The number of directors constituting the first board is six and the names and addresses of the persons who are to serve as such directors are:

Gerald R. Heffernan                     Ronald P. Fournier
1601 Hopkins Street                     1601 Hopkins Street
Whitby, Ontario                         Whitby, Ontario
LIN 5R6, Canada                         LIN 5R6, Canada

Lionel H. Schipper                      Alex J. Hamilton
c/o Goodman & Goodman                   c/o Winspear, Higgins, Stevenson & Doane
1500 Richmond-Adelaide Centre           225 Bentall Building 102 Street &
101 Richmond Street West                102 Avenue Edmonton,
Toronto, Ontario                        Alberta Canada
M5H 1V5, Canada

Michael M. Koerner                      William W. Winspear
Box 117                                 Chaparral Steel Company
Suite 4703                              P.O. Box 1100
Toronto Dominion Bank Tower             Midlothian, Texas 76065
Toronto Dominion Centre
Toronto, Ontario

                                              William J. Shields
                                              c/o Ferrco Engineering Limited
                                              1400 Hopkins Street Whitby,
                                              Ontario Canada L1N 2C3


The by-laws shall specify the number of directors other than the first board., and any directorship to be filled by reason of vacancy, however caused, or by an increase in the number of directors, shall be filled by the board. One or more or all of the directors may be removed with or without cause upon the affirmative vote of the majority of votes cast by the holders of shares entitled to vote for the election of directors.

                  TENTH: The name and address of the incorporator is Raritan River Steel Company, a New Jersey corporation, having its registered office at 28 West State Street, Trenton, New Jersey 08608.

                  IN WITNESS WHEREOF, Raritan River Steel Company has caused its duly authorized officer to execute this Certificate this 23rd day of May, 1977.

                                  RARITAN RIVER STEEL COMPANY



                                  BY       Gerald R. Heffernan
                                      ------------------------------------------
                                           GERALD R. HEFFERNAN
                                           President

                           RARITAN RIVER STEEL COMPANY
                            CERTIFICATE OF CORRECTION

                  Raritan River Urban Renewal Corporation, a New Jersey Corporation, pursuant to subsection 14A:1-6(5) of the New Jersey Business Corporation Act does hereby certify to the following:

                  1. The name of the Corporation is Raritan River Urban Development Corporation.

                  2. The Certificate of Incorporation of the corporation filed and recorded in the office of the Secretary of State of New Jersey on August 15, 1977 is inaccurate.

                  3. The inaccuracy to be corrected hereby is the statement in the Ninth paragraph of the Certificate of Incorporation which indicates that the number of directors constituting the first board of directors is six.

                  4. The first part of the Ninth paragraph should read, "The number of directors constituting the first board is seven and the names and addresses of the persons who are to serve as such directors are:"

                  IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this certificate this 29th day of April, 1978.

                                    RARITAN RIVER URBAN RENEWAL CORPORATION


                                    By      William J. Shields
                                      ------------------------------------------
                                            William J. Shields
                                            President

                                                              Filed and Recorded
                                                               December 17, 1979
                                                                      Donald Lan
                                                              Secretary of State

                     RARITAN RIVER URBAN RENEWAL CORPORATION
                            CERTIFICATE OF CORRECTION

                  Raritan River Urban Renewal Corporation, a New Jersey corporation, pursuant to subsection 14A:1-6(5) of the New Jersey Business Corporation Act does hereby certify to the following:

                  1. The name of the Corporation is Raritan River Urban Renewal Corporation.

                  2. The Certificate of Correction filed and recorded in the Office of the Secretary of State of New Jersey on May 12, 1978 is inaccurate.

                  3. The inaccuracy to be corrected hereby is the statement in the First Paragraph of said Certificate of Correction which indicates that the name of the Corporation is Raritan River Urban Development Corporation.

                  4. The name of the Corporation is, and always has been, Raritan River Urban Renewal Corporation.

                  IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this certificate this 17th day of December, 1979.

                                   RARITAN RIVER URBAN RENEWAL CORPORATION


                                    By      William J. Shields
                                       -----------------------------------------
                                            WILLIAM J. SHIELDS, President